Exhibit 10.4
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                             SECURED PROMISSORY NOTE

                                                                 January 4, 2002

$1,449,000.00                                            Westboro, Massachusetts

     FOR VALUE RECEIVED, Douglas J. Greenlaw, an individual with an address of 25 Collins Creek Drive, Greenville, South Carolina 29607 (the "Maker"), promises to pay to Switchboard Incorporated, a Delaware corporation (the "Company"), or order, at 120 Flanders Road, Westboro, Massachusetts 01581, or at such other place as the holder of this Note may designate, the principal sum of one million four hundred forty-nine thousand Dollars ($1,449,000.00), together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 4.875% per year, compounded annually, until paid in full. Principal and interest on this Note shall be due and payable in full on the earlier of January 4, 2008 or the occurrence of an Event of Default (as defined below). Additionally, in the event that the Maker sells all or any portion of the Pledged Collateral (as defined in the Security Agreement (as defined below)) as permitted by that certain Restricted Stock Agreement dated as of January 4, 2002 between the Company and the Maker, the Maker shall promptly apply the proceeds of such sale to repay a portion of the amount outstanding on this Note.

     This Note may be prepaid in whole or in part at any time or from time to time. Any such prepayment shall be without premium or penalty.

     Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

     Payment of this Note is secured by a security interest in 450,000 shares of common stock, $.01 par value per share, of the Company (the "Shares") pursuant to a Collateral Assignment and Pledge Agreement of even date herewith by the Maker in favor of the Company (the "Security Agreement").

     This Note shall become immediately due and payable in full without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default"; and collectively, "Events of Default"):

     (1) default in the payment when due of any principal, premium or interest under this Note;

     (2) the occurrence of any event of default under the Security Agreement;

     (3) the institution by or against the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors;

     (4) the elapse of 90 days from the date the Maker ceases to be an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Compay as defined in Section 424(e) or
         (f) of the Internal Revenue Code of 1986, as amended;

     (5) the violation by the Maker of the non-competition or confidentiality provisions of any employment contract, confidentiality agreement, non-disclosure agreement or other agreement between the Maker and the Company; or

     (6) the death of the Maker.

     Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

     Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two
(2) percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

     Notwithstanding anything herein to the contrary, the holder of this Note shall have (i) full recourse against the Pledged Collateral under the Security Agreement and (ii) recourse up to 100% of the principal amount hereof and up to 100% of the accrued interest hereunder against any other personal assets of the Maker.

     In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

     The Maker agrees that on and after the occurrence of an Event of Default (but not before), any amounts due under this Note may, to the extent permitted by law, at the option of the holder, be offset against any compensation, bonus or other remuneration (including, without limitation, base salary) due or to become due to the Maker, or anyone claiming through or under the Maker, including without limitation, pursuant to any employment arrangement between the Company and the Maker.

     All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

     Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion.

     No reference in this Note to the Security Agreement or any guaranty or other document shall impair the obligation of the Maker, to the extent set forth herein, to pay amounts due under this Note strictly in accordance with the terms of this Note. Notwithstanding the preceding sentence, if the holder of this Note realizes upon all or any part of the Pledged Collateral pursuant to the Security Agreement, Maker's obligation to pay all amounts due under this Note shall be relieved to the extent of the value of such realized Pledged Collateral less applicable transaction costs, including, without limitation, underwriting discounts and brokerage commissions.

     The Maker agrees to pay on demand all costs of collection, including, without limitation, reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note or the Security Agreement.

     No delay or omission on the part of the holder in exercising any right under this Note or the Security Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable.

     None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

     All notices, requests, consents, and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand to the Maker or the holder at their respective addresses set forth in the first paragraph of this Note or to such other address as may be furnished in writing to the other party hereto.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal. The Maker hereby submits to the jurisdiction of the United States District Court for the District of Massachusetts and of any Massachusetts state court, with respect to any action, suit or proceeding brought against it arising out of or relating to this Note and the transactions contemplated hereby. The Maker hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.


/s/Douglas J. Greenlaw
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Douglas J. Greenlaw